SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549
                          -------------------
                              FORM 8-A/A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               FOTOBALL USA, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                                                   33-0614889
-----------------------                                      ------------------
(State of incorporation                                         (IRS Employer
   or organization)                                          Identification No.)

         3738 Ruffin Road, San Diego, California                   92123
        -----------------------------------------------------------------
         (Address of principal executive offices)             (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of each exchange on
           Title of each class                   which each class is to
           To be so registered                       be registered
           ------------------                   ------------------------
                 None                                      N/A

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please
check the following box.                                           [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant
to General Instruction A.(c)(2), please check the following box.   [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, par value $.01 per share
                         ---------------------------------------
                                 (Title of Class)

                         Redeemable Common Stock Purchase Warrant
                         to purchase one share of Common Stock
                         ----------------------------------------
                                 (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

     For a description of the Common Stock, par value $.01 per share, of the Registrant and Redeemable Common Stock Purchase Warrants, each providing for the purchase of one share of Common Stock, of the Registrant being registered hereunder, reference is made to the information under the heading "Description of Securities" on pages 37 through 39 of the Registrant's Prospectus dated June 24, 1996 forming a part of Post Effective Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (Reg. No. 33-80508) as filed with the Securities and Exchange Commission on June 18, 1996. The aforementioned description is hereby incorporated by reference herein and made a part of this registration statement.

Item 2.   Exhibits.

          (1) Registrant's Post-Effective Amendment No.2 to the Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission on June 18, 1996 (incorporated herein by reference (Reg. No. 33-80508)).

          (2) Registrant's Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1(2) of the Registration Statement on Form SB-2 of Fotoball USA, Inc. (Reg. No. 33-80508)).

          (3) Registrant's Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3.2(2) of the Registration Statement on Form SB-2 of Fotoball USA, Inc. (Reg. No. 33-80508)).

          (4)   Warrant Agreement (incorporated herein by reference to Exhibit
                4.2 of the Registration Statement on Form SB-2 of Fotoball USA, Inc. (Reg. No. 33-80508)).

          (5) Registrant's Specimen Warrant Certificate (incorporated herein by reference to Exhibit 4.3 of the Registration Statement on Form SB-2 of Fotoball USA, Inc. (Reg. No. 33-80508)).

          (6) Registrant's Specimen Stock Certificate (incorporated herein by reference to Exhibit 4.4 of the Registration Statement on Form SB-2 of Fotoball USA, Inc. (Reg. No. 33-80508)).







                                   (2)

                                SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                               Fotoball USA, Inc.
                                               -------------------
                                                  (Registrant)



Dated: October 17, 1996                        By:   /s/ Michael Favish
                                                     -------------------
                                                     President and Chief
                                                     Executive Officer

























                                  (3)

                                  EXHIBIT INDEX
                                  -------------
Exhibit
No.     Exhibit
------  ---------------------------------------------------
(1) Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 of Fotoball USA, Inc. as filed with the Securities and Exchange Commission on June 18, 1996 (incorporated herein by reference (Reg. No. 33-80508)).

(2) Amended and Restated Certificate of Incorporation of Fotoball USA, Inc. (incorporated herein by reference to Exhibit 3.1(2) of the Registration Statement on Form SB-2 of Fotoball USA, Inc. (Reg. No. 33-80508)).

(3) Amended and Restated By-laws of Fotoball USA, Inc. (incorporated herein by reference to Exhibit 3.2(2) of the Registration Statement on Form SB-2 of Fotoball USA, Inc. (Reg. No. 33-80508)).

(4) Warrant Agreement by and between Fotoball USA, Inc. and Continental Stock Transfer (incorporated herein by reference to Exhibit 4.2 of the Registration Statement on Form SB-2 of Fotoball USA, Inc. (Reg. No. 33-80508)).

(5)     Specimen Warrant Certificate (incorporated herein by reference to
        Exhibit 4.3 of the Registration Statement on Form SB-2 of Fotoball USA, Inc. (Reg. No. 33-80508)).

(6)     Specimen Stock Certificate (incorporated herein by reference to Exhibit
        4.4 of the Registration Statement on Form SB-2 of Fotoball USA, Inc. (Reg. No. 33-80508)).














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